[CERTAIN INFORMATION IN THIS
                 DOCUMENT HAS BEEN REDACTED]


                                                  EXHIBIT 15


                    AMENDED AND RESTATED
                PLEDGE AND SECURITY AGREEMENT


          AMENDED AND RESTATED PLEDGE AND SECURITY
AGREEMENT, dated as of July 25, 1994, made by DWG
Acquisition Group, L.P., a Delaware limited partnership (the
"Pledgor"), in favor of Citibank, N.A., a national banking association (the "Bank").


                    W I T N E S S E T H :

          WHEREAS, (i) Nelson Peltz, a general partner of the Pledgor, and Claudia Peltz (collectively, the
"Peltzs"), and (ii) Peter May, a general Partner of the Pledgor, and Leni May (collectively, the "Mays", and together with the Peltzs, collectively the "Borrowers"), have executed four demand promissory notes, dated April 5, 1993 (as amended or otherwise modified from time to time and any promissory note or notes issued in exchange or replace-ment therefor, collectively the "Notes"), made payable to the order of the Bank in the respective principal amounts of $20,476,000 and $11,524,000 and $9,357,900 and $6,642,100,
evidencing four loans (the "Loans") made by the Bank to the Borrowers in such principal amounts;

          WHEREAS, the Borrowers used the proceeds of the Loans to, inter alia, finance the purchase by the Pledgor of common stock of Triarc Companies, Inc.;

          WHEREAS, as collateral security for the payment by the Borrowers of the Loans, the Pledgor granted to the Bank a security interest in certain of the shares of common stock of Triarc Companies, Inc. owned by the Pledgor pursuant to a Pledge and Security Agreement dated as of April 5, 1993 (the "Existing Pledge Agreement"), made by the Pledgor in favor of the Bank;

          WHEREAS, it is a condition precedent to the maintenance of the Loans by the Bank that the Pledgor shall have executed and delivered to the Bank, inter alia, a pledge and security agreement providing for the pledge to the Bank of, and the grant to the Bank of a security interest in, additional shares of common stock of Triarc
Companies, Inc. owned by the Pledgor; and

          WHEREAS, the Pledgor has determined that its execution, delivery and performance of this Amended and

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                                                                    Page 2

Restated Pledge and Security Agreement directly benefit, and are in the best interests of, the Pledgor;

          NOW, THEREFORE, in consideration of the premises and the agreements herein and in order to induce the Bank to maintain the Loans, the Pledgor hereby agrees with the Bank that effectively immediately upon the receipt by the Bank of executed counterparts of this Agreement the Existing Pledge Agreement shall be amended and restated as follows:

          SECTION 1.  Definitions.

               (a)  Reference is hereby made to the two
letter agreements dated April 5, 1993 (as amended or otherwise modified from time to time, the "Borrowers' Letters"), by the Peltzs and the Mays, respectively, to the Bank for a statement of the terms thereof. All terms used in this Agreement which are defined in the Borrowers' Letters or in Articles 8 or 9 of the Uniform Commercial Code (the "Code") currently in effect in the State of New York and which are not otherwise defined herein shall have the same meanings herein as set forth therein.

               (b) As used in this Agreement, the following terms shall have the respective meanings indicated below, such meanings to be applicable equally to both the singular and plural forms of the terms defined:

          "Obligations" shall have the meaning set forth in
Section 3 hereof.

          "Pledged Collateral" shall have the meaning set forth in Section 2 hereof.

          "Triggering Event" means the occurrence of any of the following:

               (i)  any Loan Party shall fail to pay any of
     such Loan Party's obligations under any Loan Document when due (whether upon demand or otherwise); or

               (ii)  any representation or warranty made by
     any Loan Party under or in connection with any Loan
     Document shall have been incorrect in any material respect when made; or

               (iii)  any Loan Party shall fail to perform
     or observe any term, covenant or agreement contained in any Loan Document; or

               (iv)  any "Triggering Event" (as defined in
     any other Loan Document) shall occur.

          "SEC Rule 144" means Rule 144 as promulgated by the Securities and Exchange Commission under the Securities
Act of 1933, as amended.

          "Triarc Stock" means the 1,040,000 shares of common stock issued by Triarc Companies Inc. evidenced by the certificates numbers described in Schedule I hereto.

          SECTION 2. Pledge and Grant of Security Interest. As collateral security for all of the Obligations (as defined in Section 3 hereof), the Pledgor hereby pledges and assigns to the Bank, and grants to the Bank a continuing security interest in, the following (the "Pledged Col-lateral"):

               (a)  the Triarc Stock, the certificates
representing the Triarc Stock, all options and other rights, contractual or otherwise, in respect thereof and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Triarc Stock; and

               (b)  to the extent not described above, all
proceeds of any and all of the foregoing Pledged Collateral;

in each case, whether now owned or hereafter acquired by the Pledgor and howsoever such interest therein may arise or appear (whether by ownership, security interest, claim or otherwise).

          SECTION 3.  Security for Obligations.  The
security interest created hereby in the Pledged Collateral constitutes continuing collateral security for all of the following obligations, whether now existing or hereafter incurred (the "Obligations"):

               (a)  the prompt payment by the Borrowers, as
and when due and payable, of the principal of, and interest on, the Notes (including, without limitation, amounts that but for the operation of Section 362(a) of the Bankruptcy
Code would become due);

               (b)  the due performance and observance by
the Borrowers of all of their obligations under the Loan
Documents; and

               (c)  the due performance and observance by
the Pledgor of all of its obligations under this Agreement and the other Loan Documents.

Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts that constitute part of the Obligations and would be owed by the Borrowers to the Bank under the Notes and the other Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving either Borrower.

          SECTION 4.  Delivery of the Pledged Collateral.

               (a)  All certificates currently representing
the Triarc Stock shall be delivered to the Bank on or prior to the execution and delivery of this Agreement. All other promissory notes, certificates and instruments constituting Pledged Collateral from time to time shall be delivered to the Bank promptly upon the receipt thereof by or on behalf of the Pledgor. All such promissory notes, certificates and instruments shall be held by or on behalf of the Bank pursuant hereto and shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Bank.

               (b)  If the Pledgor shall receive, by virtue
of its being or having been an owner of any Pledged Collateral, any (i) stock certificate, promissory note or other instrument, (ii) option or right, whether as an addition to, substitution for, or in exchange for, any Pledged Collateral, or otherwise, or (iii) payment in cash or in securities or other property, the Pledgor shall receive such promissory note, instrument, option, right, payment or distribution in trust for the benefit of the Bank, shall segregate it from the Pledgor's other property and shall deliver it forthwith to the Bank in the exact form received, with any necessary indorsement and/or appropriate stock powers duly executed in blank, to be held by the Bank as Pledged Collateral and as further collateral security for the Obligations.

          SECTION 5.  Representations and Warranties.  The
Pledgor represents and warrants as follows:

               (a) The Pledgor (i) is a limited partnership duly organized, validly existing and in good standing under the laws of the state of its organization as set forth on the first page hereof and (ii) has all requisite power and authority to execute, deliver and perform this Agreement.

               (b)  The execution, delivery and performance
by the Pledgor of this Agreement (i) have been duly autho-rized by all necessary partnership action, (ii) do not and will not contravene its Partnership Agreement, or any law or contractual restriction binding on or affecting the Pledgor or any of its properties, and (iii) do not and will not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties, other than in favor of the Bank.


               (c)  This Agreement constitutes the legal,
valid and binding obligation of the Pledgor, enforceable against the Pledgor in accordance with its terms.

               (d)  The Triarc Stock is fully paid and non-
assessable and, to the best of the Pledgor's knowledge, has been duly authorized and validly issued. All other shares of stock constituting Pledged Collateral will be duly authorized and validly issued, fully paid and nonassessable. The Pledgor has legally and beneficially owned the Triarc Stock since April 23, 1994. The information set forth in
Schedule I hereto is true and correct.

               (e)  There is no action, suit or proceeding
pending or, to the Pledgor's knowledge, threatened or otherwise affecting the Pledgor before any court or other governmental authority or arbitrator that is reasonably likely to materially adversely affect the financial condition of the Pledgor or the Pledgor's ability to perform its obligations hereunder and under the other Loan Documents.

               (f)  No authorization or approval or other
action by, and no notice to or filing with, any governmental authority or other regulatory body or any other person or entity is required for (i) the due execution, delivery and performance by the Pledgor of this Agreement or the other Loan Documents to which the Pledgor is a party, (ii) the grant by the Pledgor, or the perfection, of the security interest purported to be created hereby in the Pledged Collateral or (iii) the exercise by the Bank of any of its rights and remedies hereunder.

               (g)  The Pledgor is and will be at all times
the legal and beneficial owner of the Pledged Collateral, free and clear of any lien, security interest, option or other charge or encumbrance except for the security interest created by this Agreement. There is no financing statement naming the Pledgor as debtor (or similar documents or instrument of registration under the law of any jurisdic-
tion) now on file or registered in any public office covering any interest of the Pledgor in the Pledged Col-lateral.

               (h)  This Agreement creates a valid security
interest in favor of the Bank in the Pledged Collateral, as security for the Obligations. The Bank's having possession of the Triarc Stock and all other certificates, instruments and cash constituting Pledged Collateral from time to time results in the perfection of such security interest. Such security interest is, or in the case of Pledged Collateral in which the Pledgor obtains rights after the date hereof, will be, a perfected, first priority security interest. All action necessary or desirable to perfect and protect such security interest has been duly taken, except for the Bank's having possession of certificates, instruments and cash constituting Pledged Collateral after the date hereof.

          SECTION 6.  Covenants as to the Pledged Col-
lateral. So long as any of the Obligations shall remain outstanding, the Pledgor will, unless the Bank shall otherwise consent in writing:

               (a)  Keep adequate records concerning the
Pledged Collateral and permit the Bank or any agents or representatives thereof at any reasonable time and from time to time to examine and make copies of and abstracts from such records.

               (b)  At its expense, promptly deliver to the
Bank a copy of each notice or other communication received by the Pledgor in respect of the Pledged Collateral together with a copy of any reply by the Pledgor thereto.

               (c) At its expense, defend the Bank's right, title and security interest in and to the Pledged Collateral against the claims of any person or entity.

               (d)  At its expense, at any time and from
time to time, promptly execute and deliver all further instruments and documents and take all further action that may be necessary or that the Bank may reasonably request in order to (i) perfect and protect the security interest purported to be created hereby, (ii) enable the Bank to exercise and enforce its rights and remedies hereunder in respect of the Pledged Collateral (including, without limitation, by executing one or more Forms 144), or
(iii) otherwise effect the purposes of this Agreement, including, without limitation, delivering to the Bank irrevocable proxies in respect of the Pledged Collateral.

               (e) Not sell, assign (by operation of law or otherwise), exchange or otherwise dispose of any Pledged
Collateral or any interest therein except to the extent permitted by Section 7(a) hereof.

               (f)  Not create or suffer to exist any lien,
security interest or other charge or encumbrance upon or with respect to any Pledged Collateral except for the security interest created hereby.

               (g)  Not take any action which would in any
manner impair the value or enforceability of the Bank's security interest in any Pledged Collateral.

          SECTION 7.  Voting Rights, Dividends. Etc. in
Respect of the Pledged Collateral; Withdrawal and Sale of
Pledged Collateral.

               (a)  So long as no Triggering Event shall
have occurred:

                    (i)  the Pledgor may exercise any and
     all voting and other consensual rights pertaining to the Pledged Collateral in a manner not inconsistent with the terms of this Agreement;

                    (ii)  the Pledgor may receive and retain
     any and all dividends and other distributions and interest paid in respect of the Pledged Collateral, provided, however, that any and all (A) dividends and interest paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of or in exchange for, any Pledged Collateral, (B) dividends and other distributions paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus and (C) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Pledged Collateral, shall be, and shall forthwith be delivered to the Bank to hold as, Pledged Collateral and shall, if received by the Pledgor, be received in trust for the benefit of the Bank, shall be segregated from the other property or funds of the Pledgor, and shall be forthwith delivered to the Bank in the exact form received with any necessary indorsement and/or appropriate stock powers duly executed in blank, to be held by the Bank as Pledged Collateral and as further collateral security for the Obligations;

                    (iii)  the Bank will promptly deliver to
     the Pledgor all communications, including without limitation all notices of meetings, proxies, proxy materials and other announcements, which it receives regarding the Triarc Stock and will execute and deliver (or cause to be executed and delivered) to the Pledgor all such proxies and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to paragraph (i) of this Section 7(a) and to receive the dividends which it is authorized to receive and retain pursuant to paragraph (ii) of this Section 7(a); and

                    (iv)  the Pledgor may not withdraw any
     part of the Pledged Collateral from the pledge created hereby except in accordance with Sections 3.1 and 3.3 of the Borrowers' Letters.

               (b)  Upon the occurrence of any Triggering
Event:

                    (i)  all rights of the Pledgor to
     exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to
     Section 7(a), and to receive the dividends and interest payments and other distributions which it would other-wise be authorized to receive and retain pursuant to
     Section 7(a), shall cease, and (A) all such rights shall thereupon become vested in the Bank which shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and hold as Pledged Collateral such dividends and interest pay-ments, and (B) the Pledgor shall execute and deliver all such proxies and other instruments as the Bank may reasonably request for the purpose of enabling the Bank to exercise the voting and other rights which it is entitled to exercise pursuant to this Section 7(b)(i); and

                    (ii)  all dividends and interest
     payments and other distributions which are received by the Pledgor contrary to the provisions of paragraph (i) of this Section 7(b) shall be received in trust for the benefit of, shall be segregated from the other funds of the Pledgor, and shall be forthwith paid over to the Bank as Pledged Collateral in the exact form received with any necessary indorsement and/or appropriate stock powers duly executed in blank, to be held by the Bank as Pledged Collateral hereunder.

          SECTION 8.  Additional Provisions Concerning the
Pledged Collateral.

               (a)  The Pledgor hereby authorizes the Bank
to file, without the signature of the Pledgor where permitted by law, one or more financing or continuation statements, and amendments thereto, relating to the Pledged
Collateral. The Bank hereby agrees to notify the Pledgor promptly after any such filing.

               (b)  The Pledgor hereby irrevocably appoints
the Bank the Pledgor's attorney-in-fact and proxy, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the Bank's discretion, to take any action and to execute any instrument which the Bank may reasonably deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, indorse and collect all instruments made payable to the Pledgor representing any distribution in respect of any Pledged Collateral and to give full discharge for the same; provided, however, the Bank shall exercise such powers only after the occurrence of a Triggering Event.

               (c)  If the Pledgor fails to perform any
agreement or obligation contained herein, the Bank (upon notice to the Pledgor) itself may perform, or cause performance of, such agreement or obligation, and the expenses of the Bank incurred in connection therewith shall be payable by the Pledgor pursuant to Section 10 hereof.
The powers conferred on the Bank hereunder are solely to protect its interest in the Pledged Collateral and shall not impose any duty upon it to exercise any such powers.

               (d)  Other than the exercise of reasonable
care to assure the safe custody of the Pledged Collateral while held by the Bank hereunder, the Bank shall have no duty or liability to preserve rights pertaining thereto and shall be relieved of all responsibility for the Pledged Collateral upon surrendering it or tendering surrender of it to the Pledgor. The Bank shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which the Bank accords its own property, it being understood that the Bank shall not have responsibility for (i) ascer-taining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Pledged Collateral, whether or not the Bank has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

          SECTION 9.  Remedies Upon Triggering Event.  If
any Triggering Event shall have occurred and be continuing:

               (a)  The Bank may exercise in respect of the
Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all of the rights and remedies of a secured party on default under the Code then in effect in the State of New York; and without limiting the generality of the foregoing and without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange or broker's board or elsewhere, at such price or prices and on such other terms as the Bank may deem commercially reasonable. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least 10 days' notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Bank shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Bank may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Pledgor agrees to complete and execute one or more Forms 144, and to cooperate in the completion and execution of one or more Forms 144 if completed and executed by the Bank, to the extent necessary or desirable to permit a sale of the Triarc Stock in compliance with SEC Rule 144.

               (b)  The Pledgor agrees that in any sale of
any Pledged Collateral hereunder the Bank is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law (including, without limitation, compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Pledged collateral), or in order to obtain any required approval of the sale or of the purchasers by any governmental regulatory authority or official, and the Pledgor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Bank be liable or accountable to the Pledgor for any discount allowed by reason of the fact that such Pledged Collateral is sold in compliance with any such limitation or restriction.

               (c)  Any cash held by the Bank as Pledged
Collateral and all cash proceeds received by the Bank in respect of any sale of, collection from, or other realiza-tion upon, all or any part of the Pledged Collateral may, in the discretion of the Bank, be held by the Bank as col-lateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Bank pursuant to Section 10 hereof) in whole or in part by the Bank against, all or any part of the Obligations in such order as the Bank shall elect. Any surplus of such cash or cash proceeds held by the Bank and remaining after payment in full of all of the Obligations shall be paid over to the

Pledgor or to such person or entity as may be lawfully entitled to receive such surplus.

               (d)  Notwithstanding anything herein to the
contrary, the Bank agrees that the Pledgor will receive at least 5 business days notice of the intention of the Bank to sell or otherwise transfer any Pledged Collateral after the occurrence of a Triggering Event during which time the Bank will not transfer any of the Pledged Collateral, but the Pledgor will only be entitled to one such notice pursuant to this Agreement.

          SECTION 10.  Indemnity and Expenses.

               (a) The Pledgor agrees to indemnify the Bank from and against any and all claims, losses and liabilities growing out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities resulting solely and directly from the Bank's gross negligence or willful misconduct.

               (b)  The Pledgor will upon demand pay to the
Bank the amount of any and all costs and expenses, including the reasonable fees and disbursements of the Bank's counsel and of any experts and agents, which the Bank may incur in connection with (i) the administration of this Agreement,
(ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Pledged Collateral, (iii) the exercise or enforcement of any of the rights of the Bank hereunder, or (iv) the failure by the Pledgor to perform or observe any of the provisions hereof.

          Section 11. Notices, Etc.. All notices and other communications provided for hereunder shall be in writing and shall be mailed, telegraphed or delivered, if to the Pledgor, to it at its address at 900 Third Avenue, 31st Floor, New York, New York 10022, Facsimile No. [Redacted], with a copy to Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York 10019-6064, Attention: Neale Albert, Esq.; if to the Bank, to it at its address at One Citicorp Center, 153 East 53rd Street, 18th Floor, New York, New York 10043, Attention:
Ms. Jane R. Heller, Private Banking Division, with a copy to Schulte Roth & Zabel, 900 Third Avenue, New York, New
York 10022, Attention: Lawrence S. Goldberg, Esq.; or as to any such person at such other address as shall be designated by such person in a written notice to such other persons complying as to delivery with the terms of this Section 11. All such notices and other communications shall be effective
(i) if mailed, when received or three days after mailing, whichever is earlier; (ii) if telecopied, when received;

(iii) if telegraphed, when delivered to the telegraph company; or (iv) if delivered, upon delivery.

          SECTION 12.  Miscellaneous.

               (a)  No amendment of any provision of this
Agreement shall be effective unless it is in writing and signed by the Pledgor and the Bank, and no waiver of any provision of this Agreement, and no consent to any departure by the Pledgor therefrom, shall be effective unless it is in writing and signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

               (b)  No failure on the part of the Bank to
exercise, and no delay in exercising, any right hereunder, under a Note or under any other agreement, document or instrument relating thereto shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Bank provided herein, in the Notes and in any other agreement, document or instrument relating thereto are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Bank against the Pledgor are not conditional or contingent on any attempt by the Bank to exercise any of its rights under any other agreement, document or instrument against the Pledgor or against any other person or entity.

               (c) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

               (d) This Agreement shall create a continuing security interest in the Pledged Collateral and shall
(i) remain in full force and effect until the payment in full or release of the Obligations and (ii) be binding on the Pledgor and its successors and assigns and shall inure, together with all rights and remedies of the Bank hereunder, to the benefit of the Bank and its successors, transferees and assigns. Without limiting the generality of clause
(ii) of the immediately preceding sentence, the Bank may not assign or otherwise transfer its interests hereunder or under any other Loan Document; provided, however, the Bank may assign or transfer, as collateral or otherwise, any or all of its interest hereunder and under the other Loan Documents to any Federal Reserve Bank without notice to or consent of the Pledgor or any other Loan Party. None of the rights or obligations of the Pledgor hereunder may be assigned or otherwise transferred without the prior written consent of the Bank.

               (e)  Upon the satisfaction in full of the
Obligations, (i) this Agreement and the security interest created hereby shall terminate and all rights to the Pledged Collateral shall revert to the Pledgor, and (ii) the Bank will, upon the Pledgor's request and at the Pledgor's expense, (A) return to the Pledgor such of the Pledged Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof and (B) execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination.

               (f)  This Agreement shall be governed by and
construed in accordance with the law of the State of New York, except as required by mandatory provisions of law and except to the extent that the validity or perfection and the effect of perfection or non-perfection of the security interest created hereby, or remedies hereunder, in respect of any particular Pledged Collateral are governed by the law of a jurisdiction other than the State of New York.

               (g) NOTHING IN THIS AGREEMENT IS INTENDED TO BE AN AMENDMENT OR MODIFICATION OF, OR LIMITATION OR RESTRICTION UPON, ANY PROVISION OF THE NOTES (INCLUDING, WITHOUT LIMITATION, THE BORROWERS' OBLIGATIONS TO PAY THE PRINCIPAL OF AND INTEREST ON THE NOTES UPON DEMAND), AND THE PROVISIONS OF THE NOTES SHALL BE CONTROLLING AND FULLY EFFECTIVE REGARDLESS OF ANYTHING HEREIN TO THE CONTRARY.
THE PLEDGOR HEREBY ACKNOWLEDGES THAT THE BANK MAY, AT ANY TIME, IN ITS SOLE AND ABSOLUTE DISCRETION, DEMAND PAYMENT OF THE NOTES EVEN IF THE PLEDGOR HAS FULLY COMPLIED WITH ALL OF THE TERMS AND CONDITIONS OF THIS AGREEMENT.

          SECTION 13. Security Interest Absolute. All rights of the Bank, all security interests and all obli-gations of the Pledgor hereunder shall be absolute and unconditional irrespective of (i) any lack of validity or enforceability of either Note or any other Loan Document or any other agreement, instrument or document relating thereto, (ii) any change in the time, manner or place of payment of, or in any other term in respect of, all or any of the Obligations, or any other amendment or waiver of or consent to any departure from any Loan Document or any other agreement, instrument or document relating thereto,
(iii) any exchange or release of, or non-perfection of any lien on or security interest in, any collateral for any of the Obligations, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Obligations or (iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Borrower in respect of their obligations under either Note, or the Pledgor in respect of the Obligations.

          SECTION 14.  Consent to Jurisdiction, Etc..

               (a)  Any legal action or proceeding with
respect to this Agreement, the Notes or any document related thereto to which the Pledgor is a party may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, the Pledgor hereby accepts unconditionally the jurisdiction of the aforesaid courts. The Pledgor hereby irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

               (b)  The Pledgor irrevocably consents to the
service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, and by facsimile, or by hand delivery, to the Pledgor at its address referred to in Section 11 hereof.

               (c)  Nothing contained in this Section 14
shall affect the right of the Bank to serve process in any other manner permitted by law or to commence legal pro-ceedings or otherwise proceed against the Pledgor in any other jurisdiction.

               (d)  To the extent that the Pledgor has or
hereafter may acquire any immunity from jurisdiction of any court of the State of New York or of the United States of America for the Southern District of New York from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) with respect to itself or its property, the Pledgor hereby irrevocably waives such immunity in respect of its obligations under this Agreement.

               (e)  THE PLEDGOR AND THE BANK HEREBY IRRE-
VOCABLY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION,
SUIT, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING

TO THIS AGREEMENT, NOTE OR ANY OTHER DOCUMENT TO WHICH THE
PLEDGOR IS A PARTY.


          IN WITNESS WHEREOF, the Pledgor has caused this Agreement to be executed and delivered by its duly authorized partners on the date first above written.

                         DWG ACQUISITION GROUP, L.P.


                         By:/s/ Nelson Peltz
                            ------------------------
                            Nelson Peltz,
                            a General Partner



                         By:/s/ Peter May
                           -------------------------
                            Peter May,
                            a General Partner


Acknowledged and Consented to:

CITIBANK, N.A.


/s/ Jane R. Heller
- -----------------------
By: Jane R. Heller
Title: Vice President

                         SCHEDULE I

                             TO

                PLEDGE AND SECURITY AGREEMENT


1.   Description of Triarc Stock

Stock Certificate        Number of                Percent of
Number                   Shares         Class     Class

[Redacted]               650,000        A         2.7 %
[Redacted]               100,000        A         0.41%
[Redacted]                50,000        A         0.20%
[Redacted]                90,000        A         0.37%
[Redacted]               100,000        A         0.41%
[Redacted]                25,000        A         0.10%
[Redacted]                25,000        A         0.10%


2.   IRS Identification Number of the Pledgor: [Redacted]

3. The aggregate percentage of the common stock of Triarc owned by the Pledgor is as follows: 24.9%.

4. The Pledgor acquired the Triarc Stock in the transac-tion(s), on the date(s) and for the consideration
     (including when the Triarc Stock was paid in full) as follows:

          The Triarc Stock was acquired on April 23, 1993 for $12 per share.